SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 29, 2024

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2024, Nemaura Medical Inc. (the “Company”) entered into an Exchange Agreement (the “Uptown Exchange Agreement”), by and among the Company, Dermal Diagnostics Limited (“Dermal”), Trial Clinic Limited (“Trial Clinic” and collectively with the Company and Dermal, the “Borrower”), and Uptown Capital, LLC (“Uptown”). Pursuant to the terms of the Uptown Exchange Agreement, $314,000 of the outstanding balance under that certain secured promissory note, dated February 8, 2021, issued by the Company in favor of Uptown, would be converted into and exchanged for 4,000,000 shares of the Company’s common stock. Such shares were issued to Uptown on April 5, 2024.

The foregoing description of the Uptown Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Uptown Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On April 2, 2024, the Company issued 7,452,300 shares of the Company’s common stock to Dewan F.H. Chowdhury, the Company’s Chief Executive Officer, President, Chairman of the Board, Principal Financial Officer and Principal Accounting Officer, and a significant stockholder of the Company. Such shares were issued to Mr. Chowdhury in lieu of payment by the Company to Mr. Chowdhury of $585,006 owed to Mr. Chowdhury for salary and bonus. The issuance was approved by the Company’s Board of Directors (the “Board”).

In addition, as disclosed in Item 1.01 hereof, on April 5, 2024, the Company issued 4,000,000 shares of the Company’s common stock to Uptown.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the equity securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, the recipients acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Following the above issuances, as of April 5, 2024, the Company had 40,351,702 shares of common stock issued and outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, each of Salim Natha and Bashir Timol resigned his position as a member of the Company’s Board. The resignations were not because of a disagreement with the Company any matter relating to the Company’s operations, policies or practices. On February 29, 2024, the Board appointed each of Dr. Ruhksana Qayyum and Asim Butt to fill the Board vacancies created by the resignations of Messrs. Natha and Timol.

Dr. Qayyum, age 58, brings a wealth of expertise in inorganic, organic, and physical chemistry, specializing in organometallic chemistry, and has served as a distinguished Research Scientist and Director at AF ChemPharm Ltd since 2000. With a robust background in academic research, she held the position of BP Lecturer/Researcher at the University of Sheffield, focusing on polymer-supported carbonylation catalysts. Notably, she conducted postdoctoral research at Queen's University, Canada, on homogeneous catalysis, enhancing her insights into olefin polymerization by Group IV metal complexes. Throughout her career, she has published extensively, with 26 journal papers and six conference articles, and she holds three patents (one pending). Her leadership has been instrumental in securing research grants and managing multi-disciplinary projects, emphasizing her strategic acumen and collaborative prowess. With a proven track record in academia and industry, her diverse skill set and innovative research approach promise to bring fresh perspective and valuable experience to the Board.

Mr. Butt, age 51, brings more than 28 years of international business experience within the financial services sector, encompassing roles from program management and financial technology architectures to sales and strategic client relationship development. With over 18 years dedicated to business development within financial services, Mr. Butt has operated across a wide range of client portfolios from fintechs to Country Manager for Ireland. In recent years, he has taken on significant responsibilities as the Global Head of Impact and Philanthropy for Swift UK & Ireland Ltd. (2021 to present), and Head of Ireland. Mr. Butt has an MBA from Henley Management College, UK, and a BSc in Computer Science from Coventry University, UK, underpinning his professional achievements with a solid educational foundation.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated as of April 3, 2024, by and among the registrant, Dermal Diagnostics Limited, Trial Clinic Limited, and Uptown Capital, LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

Date: April 10, 2024	By:	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury Chief Executive Officer